SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             SAC TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             SAC TECHNOLOGIES, INC.
                        4444 WEST 76TH STREET, SUITE 600
                             EDINA, MINNESOTA 55435


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 19, 1998


TO THE SHAREHOLDERS:

            The annual meeting of shareholders (the "Annual Meeting") of SAC Technologies, Inc., a Minnesota corporation (the "Company"), will be held on Friday, June 19, 1998, at 2:00 p.m. P.S.T., at The Orleans, 4500 West Tropicana Ave., Las Vegas, Nevada for the following purposes:

            1) To elect directors to hold office for the ensuing year;

            2) To ratify the appointment of Divine, Scherzer & Brody, Ltd. as the Company's independent auditors for the fiscal year ending December 31, 1998; and

            3) To act upon such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

            Shareholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

            Your attention is directed to the proxy statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 also accompanies this Notice.

            You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy in the reply envelope provided.

                                      By Order of the Board of Directors,

                                      /s/ Benedict A. Wittig
                                      -----------------------------------
                                      Benedict A. Wittig
                                      Secretary

Minneapolis, Minnesota
Dated: April 30, 1998


        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             SAC TECHNOLOGIES, INC.
                        4444 WEST 76TH STREET, SUITE 600
                             EDINA, MINNESOTA 55435
                                (MAILING ADDRESS)

                                   ---------

                                 PROXY STATEMENT

                                   ---------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON JUNE 19, 1998 AT 2:00 P.M.


                               GENERAL INFORMATION

            The accompanying proxy is solicited by the Board of Directors of SAC Technologies, Inc., a Minnesota corporation (the "Company"), for use at its annual meeting of shareholders to be held on June 19, 1998 (the "Annual Meeting"), at 2:00 p.m. P.S.T., at The Orleans, 4500 West Tropicana Ave., Las Vegas, Nevada, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

            Solicitation of proxies may be made in person or by mail, telephone or facsimile transmission by directors, officers and regular employees of the Company. The directors, officers and regular employees of the Company will not receive any additional compensation for such activities. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of this solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy are furnished in connection with the proxy solicitation and are first being mailed to shareholders on or about May 8, 1998.

            A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, in substantially the form filed with the Securities and Exchange Commission, is enclosed herewith. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS INCLUDED THEREIN, UPON WRITTEN REQUEST TO SAC TECHNOLOGIES, INC., 4620 S. VALLEY VIEW BLVD., SUITE A1, LAS VEGAS, NV 89103, ATTENTION: RONALD A. BURGMEIER. THE COMPANY WILL FURNISH EXHIBITS UPON WRITTEN REQUEST TO THE ABOVE ADDRESS AND THE PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES INCURRED IN FURNISHING SUCH EXHIBITS.

                               REVOCATION OF PROXY

            Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SAC Technologies, Inc., 4620
S. Valley View Blvd., Suite A1, Las Vegas, NV 89103, Attention: Ronald A. Burgmeier.


                             RECORD DATE AND VOTING

            The voting securities of the Company are shares of its Common Stock, $.01 par value per share ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting or any adjournment thereof.

            At the close of business on April 17, 1998, the Company had issued and outstanding 7,472,367 shares of Common Stock held of record by approximately 94 registered holders on behalf of approximately 1,584 beneficial owners. Only holders of record of Common Stock are entitled to vote on matters that come before the Annual Meeting or any adjournment thereof. As provided in the Articles of Incorporation of the Company, there is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares of Common Stock represented at the Annual Meeting either in person or by proxy.

            Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person, or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

            If an executed proxy is returned and the shareholder abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority to vote on one or more matters as to certain shares, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be voted at the meeting for purposes of calculating the vote with respect to such matter.

                       ACTION TO BE TAKEN UNDER THE PROXY

            Shares represented by properly executed and returned proxies will be voted as specified on the proxies. Shares represented by proxies where no specification has been made will be voted (i) FOR the election of the six persons named in this Proxy Statement as nominees for election to the Board of Directors, (ii) FOR the appointment of Divine, Scherzer & Brody, Ltd. as the independent auditors of the Company for the current fiscal year; and (iii) in the discretion of the proxy holders, as to any other business that properly comes before the meeting. Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof.


                                LEGAL PROCEEDINGS

            No director, officer, affiliate, beneficial owner of more than 5% of the common stock or shareholder of the Company is known to be an adverse party to the Company or have a material interest adverse to the Company in a legal proceeding.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

            The following table sets forth the information as of April 17, 1998, regarding beneficial ownership of the Company's Common Stock, for (i) all directors and executive officers of the Company, (ii) all directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company.

                            SHARES BENEFICIALLY OWNED


NAME AND ADDRESS OF BENEFICIAL                      NUMBER             PERCENT
------------------------------                      ------             -------
OWNER
-----

Barry M. Wendt                                     1,237,500            16.6%
4444 West 76th Street, Suite 600
Edina, Minnesota 55435

Richard T. Fiskum                                  1,237,500            16.6%
4444 West 76th Street, Suite 600
Edina, Minnesota 55435

Gary E. Wendt                                        405,000             5.4%
4620 S. Valley View Blvd., Suite A1
Las Vegas, NV 89103

Benedict A. Wittig                                 1,237,500            16.6%
4444 West 76th Street, Suite 600
Edina, Minnesota 55435

Lars T. Carlson                                     9,167(1)              *
4444 West 76th Street, Suite 600
Edina, Minnesota 55435

Thomas J. Schrade                                  24,167(1)              *
4620 S. Valley View Blvd., Suite A1
Las Vegas, NV 89103

Ronald A. Burgmeier                                 4,000(2)              *
4620 S. Valley View Blvd., Suite A1
Las Vegas, NV 89103

All above directors and executive officers         4,132,500            55.3%
as a group (5 persons)

* Less than 1%.

            (1) Mr. Carlson and Mr. Schrade each hold nonqualified stock options to purchase 45,833 shares of Common Stock. The options vest 20% on May 1, 1998 with additional installments of 20% becoming exercisable on the second, third, fourth and fifth year anniversary dates.

            (2) Mr. Burgmeier holds a nonqualified stock option to purchase 40,000 shares of Common Stock. The option vests 5% on July 16, 1997, and five percent each quarter thereafter, such that on April 16, 1998, 20% of such option is vested. The option is scheduled to vest 20% annually on each April 16, thereafter. Mr. Burgmeier exercised and sold 4,000 shares of Common Stock represented by the option in December 1997.

            No arrangements currently exist with the Company which may result in a change of control of the Company.

                              ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

            The Bylaws of the Company provide that the number of directors that constitute the Board of Directors shall not be less than four nor more than seven. The Bylaws of the Company also provide that each director elected by the shareholders shall serve an indefinite term not in excess of five years until such director's successor is duly elected and qualified. The Board of Directors currently has six members consisting of Barry M. Wendt, Richard T. Fiskum, Gary
E. Wendt, Benedict A. Wittig, Lars T. Carlson and Thomas J. Schrade - each of whom the Board of Directors has nominated for election to the Board of Directors at the Annual Meeting for a term of one year. Nominees may be contacted at the offices of the Company. Each person nominated has agreed to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

            Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of Barry M. Wendt, Richard T. Fiskum, Gary E. Wendt, Benedict A. Wittig, Lars T. Carlson and Thomas J. Schrade, unless one or more of such nominees should become unavailable for election by reason of death or other unexpected occurrence, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose. The favorable vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is necessary to elect each director nominee. For this purpose, a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF
      BARRY M. WENDT, RICHARD T. FISKUM, GARY E. WENDT, BENEDICT A. WITTIG,
        LARS T. CARLSON AND THOMAS J. SCHRADE TO THE BOARD OF DIRECTORS.

            Certain information about the Board of Directors and Executive Officers is presented below. The Common Stock ownership of each nominee for director is provided under "Security Ownership of Certain Beneficial Owners and Management."

DIRECTORS
---------

                                                                        DIRECTOR
NAME                         AGE     POSITIONS HELD                      SINCE
----                         ---     --------------                      -----

Barry M. Wendt (1)           50      Chief Executive Officer,             1993
                                     Chairman of the Board of
                                     Directors

Richard T. Fiskum (1)        47      President, Director                  1995

Gary E. Wendt (1)(2)         56      Chief Financial Officer, Director    1993

Benedict A. Wittig (1)       55      Secretary, Director                  1993

Lars T. Carlson(2)(3)        59      Outside Director                     1997

Thomas J. Schrade(2)(3)      48      Outside Director                     1997


OTHER EXECUTIVE OFFICERS

NAME                         AGE     POSITIONS HELD
----                         ---     --------------

Ronald A. Burgmeier (3)      37      Vice President of Finance

-----------------------------------------

(1)  Member of the Stock Option Plan Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee

BARRY M. WENDT, Chief Executive Officer and Chairman of the Board of Directors since inception of the Company, manages engineering initiatives and marketing. From 1993 to 1994, Mr. Wendt also acted as the part-time and temporary Chief Executive Officer of Esprit Technologies, Inc., a computer manufacturer which produced high speed PCs marketed primarily to government and industry in the Midwest. From 1988 to 1995, Mr. Wendt worked for (and was the CEO from 1992 to 1995 of) The Technology Congress, Ltd., a service bureau which supported primarily Fortune 500 companies in CAD/CAM/CAE laser plotting, scanning, and electrical testing with emphasis on photo- tooling for the fabrication industry. The Technology Congress, Ltd. filed for protection under Chapter 11 of the United States Bankruptcy Code in August, 1994 and was ultimately liquidated under Chapter 7 of the Bankruptcy Code in July, 1995. From 1985 to 1988, Mr. Wendt was the President and owner of BMW Research, a sole proprietorship specializing in the independent research and development of contract design of electronic products. Mr. Wendt was President of Custom Computer Systems, Inc., a company specializing in the design, manufacture, and sale of small business computer systems. Mr. Wendt received a Bachelor of Science degree in Electronic Engineering from Florida International University, a diploma in RF and Consumer Electronic systems from the De Vry Institute of Technology, and an Associate of Science in Electronic Engineering from Gulf Coast Community College. Mr. Wendt is the brother of Gary E. Wendt, Chief Financial Officer and a member of the Board of Directors of the Company.

RICHARD T. FISKUM, President and a member of the Board of Directors of the Company since August, 1995, manages and has an active role in the development of imaging systems and oversees and directs all manufacturing operations. From 1980 to 1996, Mr. Fiskum was Chief Executive Officer of Industrial Research and Development, Inc., an enterprise formerly owned by Mr. Fiskum specializing in prototype to production process development and manufacturing of precision glass, ceramic, and plastic components and assemblies for industrial and medical applications. From 1975 to 1980, he was a Vice President of Litchfield Precision Components, Inc., a manufacturer of chemically milled glass and metal components. Mr. Fiskum attended Moorhead State University where he studied physics, chemistry, mathematics, and computer science.

GARY E. WENDT, Chief Financial Officer and a member of the Board of Directors of the Company since inception, prepares the Company's financial reports and administers accounting operations. From 1993 to 1994, Mr. Wendt was Treasurer and Chief Financial Officer of Esprit Technologies, Inc., a computer manufacturer which produced high speed PCs and marketed primarily to government and industry in the Midwest. From 1988 to 1995, he was Secretary-Treasurer and Chief Financial Officer of The Technology Congress, Ltd. The Technology Congress, Ltd. filed for protection under Chapter 11 of the United States Bankruptcy Code in August, 1994, and was ultimately liquidated under Chapter 7 of the Bankruptcy Code in July, 1995. From 1979-1985, Mr. Wendt was a systems analyst for Custom Computer Systems, Inc. Mr. Wendt attended Metropolitan State University, North Hennepin Community College, and the Academy of Accountancy where he was certified in public accounting. Mr. Wendt is not a Certified Public Accountant. Mr. Wendt is the brother of Barry M. Wendt, Chief Executive Officer and Chairman of the Board of Directors of the Company.

BENEDICT A. WITTIG, Director of Systems Software, Secretary and a member of the Board of Directors of the Company since inception, manages all software projects and is actively involved in software development. From 1993 to 1994, Mr. Wittig was a Systems Software Manager for Esprit Technologies, Inc., a computer manufacturer which produced high speed PCs and marketed primarily to government and industry in the Midwest. From 1983 to 1993, Mr. Wittig was an independent software developer specializing in software systems for processor controlled hardware. Prior to 1983, he worked as Staff Systems Programmer for Northern Telecom, Inc. and as Diagnostic Programmer for Control Data Corporation. Mr. Wittig received both a Master of Science in Electronic Engineering and a Bachelor of Science in Electronic Engineering from the University of Missouri.

LARS T. CARLSON, a member of the Company's Board of Directors since October 1997. Mr. Carlson presently serves as the Senior Vice President of Administration for the H.B. Fuller Company. Mr. Carlson has been with the H.B. Fuller Company since 1977.

THOMAS J. SCHRADE, a member of the Company's Board of Directors since October 1997. Mr. Schrade is currently President of T&F Consultants, Inc., a Las Vegas, Nevada based consulting company; President of Three Corners LLC, an Owatonna, Minnesota based land development company; and President of Celebrity Estates of Las Vegas, a real estate sales company. Mr. Schrade was also co-owner of Tobies Enterprises, Inc. of Hinckley, Minnesota from 1972 to 1996.

RONALD A. BURGMEIER, Vice President of Finance since April 16, 1997. Mr. Burgmeier is a Certified Public Accountant and is responsible for preparation of the Company's financial reports and handles the Company's SEC reporting requirements. From 1993 to 1997, Mr. Burgmeier served as Audit and Accounting Manager at Divine, Scherzer & Brody, Ltd., a Certified Public Accounting firm.

Mr. Burgmeier received a Bachelor of Arts in Accounting and Management from Saint Mary's University of Winona, Minnesota.

            Directors who are also employees of the Company have executed employment agreements and non-competition letters containing nondisclosure obligations and, except as prohibited by law, the obligation to assign to the Company all ideas and inventions which relate indirectly or directly to the Company's business. All non-employee directors and the Company's Vice-President of Finance have signed the same non-competition letter mentioned above.

            COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Option Plan Committee.

            The Audit Committee which was formed in October 1997, is expected to
(i) meet with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; (ii) recommend to the Board of Directors the independent auditors to be retained; and (iii) receive and consider the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which did not meet during the year ended December 31, 1997, is composed of one employee and two non-employee directors: Ronald A. Burgmeier, Lars Carlson, and Thomas Schrade, respectively.

            The Compensation Committee which was formed in October 1997, reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee, which did not meet during the year ended December 31, 1997, is composed of one employee director and two non-employee directors: Gary Wendt, Chief Financial Officer of the Company, Lars Carlson, and Thomas Schrade, respectively. Before the Compensation Committee was formed, the Board of Directors administered all of the responsibilities of the Compensation Committee.

            The Stock Option Plan Committee (i) administers the 1996 Stock Option Plan (the "Plan"); (ii) determines the purchase price of the common stock covered by each option; (iii) determines the persons to whom and the time or times at which options or stock awards shall be granted pursuant to the Plan;
(iv) determines the number of shares subject to each option or stock award granted under the Plan; and (v) authorizes and directs the issuance of the common shares upon stock awards and the exercise of options granted pursuant to the Plan. The Stock Option Plan Committee, which did not meet during the year ended December 31, 1997, is composed of four of the current officers and directors: Barry M. Wendt, Richard T. Fiskum, Gary E. Wendt and Benedict A. Wittig.

            1997 MEETINGS OF THE BOARD OF DIRECTORS

            Two formal meetings of the Board of Directors were held during 1997. However, the Board of Directors frequently met on an informal basis and conducted its business through written actions in lieu of meetings. The Board of Directors currently intends to hold monthly meetings beginning in May 1998. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of the Audit Committee, Compensation Committee or Stock Option Plan Committee of which the director was a member.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            To the best of the Company's knowledge, all directors, officers and beneficial owners of more than ten percent of the Company's Common Stock registered pursuant to section 12 complied with Section 16(a) of the Exchange Act.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

            The following table provides certain summary information for the past three years ended December 31, 1995, December 31, 1996 and December 31, 1997 concerning executive compensation paid or accrued by the Company to the Company's Chief Executive Officer and its four other named executive officers. Other than as listed below, no executive officers salary and bonus compensation for 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                 ANNUAL                     COMPENSATION
                                              COMPENSATION                     AWARDS
                                              ------------                     ------

                                                                              SECURITIES
NAME AND PRINCIPAL           FISCAL                                           UNDERLYING
POSITION                      YEAR        SALARY       BONUS      OTHER(1)     OPTIONS
--------                     ------      --------     -------     --------    ----------
Barry M. Wendt                1997       $161,642     $20,000      $4,742        None

(Chief Executive              1996         97,672        --         7,614        None
Officer)
                              1995         40,584        --         1,621        None
----------------------------------------------------------------------------------------
Benedict A. Wittig            1997        130,599      15,000       4,345        None

(Secretary, Director of       1996           --          --          --          None
Systems Software)
                              1995           --          --          --          None
----------------------------------------------------------------------------------------
Richard T. Fiskum             1997        141,848      15,000       5,111        None

(President)                   1996           --          --          --           --

                              1995           --          --          --           --
----------------------------------------------------------------------------------------
Gary E. Wendt                 1997         99,753      15,000       4,688        None

(Chief Financial Officer)     1996           --          --          --          None

                              1995           --          --          --          None
----------------------------------------------------------------------------------------
Timothy N. Tracey             1997        127,956        --        48,301     260,000
                                                                    (2)
(Former Chief Operating       1996           --          --          --          None
Officer)
                              1995           --          --          --          None

(1) Other Compensation includes group health insurance premiums and a vehicle allowance.

(2) Includes reimbursement of $45,378 for moving expenses.


                       OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------
Individual Grants                                                                                          Grant Date Value
-----------------------------------------------------------------------------------------------------------------------------

Name                   Number of securities    Percent of total      Exercise or base    Expiration Date    Grant Date Present
                       underlying options      options granted to    price($/Sh)                            Value($)
                       granted(#)              employees in fiscal
                                               year
Timothy N. Tracey            260,000                  70.94%              $3.22              3/2004              $837,200
(former Chief
Operation Officer)


                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                            AND FY-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------------------

                                                         Number of Securities Underlying       Value of Unexercised in-the-money
                                                         Unexercised Options at Fiscal Year    Options at Fiscal Year End($)
                                                         End(#)

Name                 Shares acquired    Value Realized       Exercisable   Unexercisable            Exercisable   Unexercisable
                     on exercise(#)     ($)
Timothy N.                6,000             $43,430           33,000          0.00(1)                $106,260          0
Tracey (Former
Chief Operating
Officer)


(1) Mr. Tracey was terminated by the Company in October 1997. No more options will become exercisable as a result of the termination.

Additional columns required by Securities and Exchange Commission rules to be included in the foregoing table, and certain additional tables required by such rules, have been omitted because no compensation required to be disclosed therein was paid or awarded to the Named Executive Officers.

            OUTSIDE DIRECTOR COMPENSATION

            Members of the Board of Directors have received no cash compensation for serving on the Board of Directors. Pursuant to the Company's 1996 Stock Option Plan, each future non-employee director may receive options to purchase 50,000 shares of common stock which will vest 20% annually for five years. Five years after the initial grant of an option to a non-employee director, and every fifth year thereafter, non-employee directors who remain on the Board of Directors shall automatically be granted additional options to purchase 50,000 shares of Common Stock which shall vest 20% on May 1 of each year over a period of five years. All options granted to non-employee directors shall have an exercise price equal to 100% of the fair market value of a share of the Company's Common Stock which, if the stock is traded on the Nasdaq National Market System or an over-the-counter market price is reported, shall be equal to the average of the reported bid and asked prices as of the date of valuation determination.

            1996 STOCK OPTION PLAN

            The Company's Board of Directors and shareholders adopted the 1996 Stock Option Plan on May 1, 1996 (the "Plan"). The Plan provides for the reservation of 750,000 shares of Common Stock for issuance pursuant to the exercise of stock options which may be granted to employees, officers, directors and consultants of the Company, and permits granting both incentive stock options (as defined under Section 422 of the Code) and options which do not qualify as incentive stock options ("nonqualified stock options").

            The Plan is administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee, by action of a majority of its members, has the authority to establish rules for administering and interpreting the Plan. The Committee has the authority to select individuals to whom awards are granted and the timing of such awards; to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an incentive stock option may not extend more than ten (10) years from the date of granting of such option.

            The Plan also provides for the acceleration of the vesting of unvested options upon a "Change of Control" of the Company. A Change of Control is defined in the Plan to include (i) a sale or transfer of substantially all of the Company's assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior shareholders of the Company hold less than 50% of the shares of the surviving entity; (iv) if any person becomes a "beneficial owner" of more than 50% of the combined voting power of the Company's outstanding securities; (v) the incumbent directors cease to constitute at least a majority of the Board of Directors;

or (vi) a change in control of the Company which would otherwise be reportable under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

            The exercise price per share of stock purchasable under any incentive stock option granted pursuant to the Plan will be determined by the Committee, but shall not be less than 100% of the fair market value of the stock on the date of the grant of such option. The option price for options granted under the Plan which do not qualify as incentive stock options shall also be determined by the Committee, but may not be less than 85% of the fair market value of the Common Stock at the date of granting of such option.

            No option granted under the Plan is transferable by an optionee, other than by will or the laws of descent or distribution. With few exceptions, during the lifetime of an optionee the option shall be exercisable only by such optionee.

            The foregoing is a brief summary of the provisions of the Plan and does not purport to be a complete statement of its respective terms and conditions.

            EMPLOYMENT AND CONSULTING AGREEMENT

            On May 10, 1996, the Company entered into five-year employment agreements with four of the Company's officers: Barry M. Wendt, Chief Executive Officer, Richard T. Fiskum, President, Benedict A. Wittig, Secretary; and Gary
E. Wendt, Chief Financial Officer. The terms of the employment agreements for each of the above individuals are substantially the same, with differences only as to base salary. Each officer and director may be terminated only for "cause" as that term is defined in the employment agreements. In the event of termination without cause, each employee will receive severance in an amount equal to the greater of (1) the number of years or portions thereof remaining between May 10, 1996, and December 31, 2001 or (2) two years. The employment agreements also contain confidentiality obligations and incorporate a Non-Competition Letter. The Non-Competition Letter prohibits these individuals from competing with the Company for a period of three years if the Company terminates the employment of any one of the said individuals for cause, and a period of two years if any individual voluntarily terminates employment. In the event of a "constructive termination" as defined in the employment agreements, including such matters as an adverse change in an employee's status or position in the Company, a reduction of such employee's base salary other than for austerity purposes, or the breach by the Company of any of its other contractual obligations for other than austerity reasons, the employee's non-competition obligations lapse, and the employee's salary will be continued for up to two years. Except as may be prohibited by law, during the term of the employment agreements, each of the said employees are obligated to disclose and assign to the Company all ideas, inventions and business plans developed by each of them which relate directly or indirectly to the Company's business.

            During April 1997, the Company hired Ronald A. Burgmeier as Vice President of Finance on an at will basis. The employment agreement calls for a base salary of $70,000. Additionally, the Company awarded Mr. Burgmeier a nonqualified stock option to purchase 40,000 shares of Common

Stock (20,000 shares pre-split). The option vests five percent on July 16, 1997, and five percent each quarter thereafter, such that on April 16, 1998, twenty percent of such option is vested. The option is scheduled to vest twenty percent annually on each April 16, thereafter. The option expires during April 2004. Mr. Burgmeier executed a Non-Competition Letter which prohibits Mr. Burgmeier from competing with the Company for a period of two years after the termination of Mr. Burgmeier's employment with the Company for any reason or no reason. Except as may be prohibited by law, during the term of the employment agreement, Mr. Burgmeier is obligated to disclose and assign to the Company all ideas, inventions and business plans developed by Mr. Burgmeier which relate directly or indirectly to the Company's business.

            OTHER EMPLOYEE BENEFITS

            Each officer of the Company receives a vehicle allowance of $300 per month. The Company provides standard health insurance packages to its officers and employees.

            COMPENSATION COMMITTEE

            The Compensation Committee was formed in October 1997. The Compensation Committee, which did not meet during the year ended December 31, 1997, was composed of one employee director and two non-employee directors: Gary Wendt, Chief Financial Officer of the Company, Lars Carlson, and Thomas Schrade, respectively. Before the Compensation Committee was formed, the Board of Directors, which prior to October 1997 consisted of Barry M. Wendt, Chief Executive Officer, Richard T. Fiskum, President, Gary E. Wendt, Chief Financial Officer and Benedict A. Wittig, Secretary, administered all of the responsibilities of the Compensation Committee. The Board of Directors considered several factors in determining executive compensation including the comparison of the Company's executive compensation to competitive norms, the Company's achievements during the past year and each executive's contribution to the Company's achievements.

            STOCK PRICE PERFORMANCE GRAPH

            The graph below compares the cumulative total return during the period February 21, 1997 to December 31, 1997 for the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and a peer group index. The peer group index consists of Digital Biometrics, Inc., National Registry, Inc., Viisage Technology Inc, Identix, Inc. and Printrak International Inc.

            The graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the peer group index on February 21, 1997, and the reinvestment of all dividends as and when distributed.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                             SAC TECHNOLOGIES, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 04/23/98 including data to 12/31/97


                              [PLOT POINTS GRAPH]

            Date        Company Index     Market Index     Peer Index

          02/21/97         100.000          100.000          100.000
          02/28/97         108.197           98.119           93.473
          03/31/97         101.230           91.714           82.075
          04/30/97         147.541           94.581           78.992
          05/30/97         140.984          105.304           94.975
          06/30/97         144.262          108.526           99.701
          07/31/97         308.197          119.982           95.597
          08/29/97         295.082          119.799           93.635
          09/30/97         288.525          126.887           95.488
          10/31/97         357.377          120.318           82.320
          11/28/97         288.525          120.921           76.235
          12/31/97         249.180          119.025           72.984


                                     LEGEND

Companies in the Self-Determined Peer Group
     DIGITAL BIOMETRICS INC           IDENTIX INC
     NATIONAL REGISTRY INC            PRINTRAK INTERNATIONAL INC
     VIISAGE TECHNOLOGY INC


NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.    The index level for all series was set to $100.0 on 02/21/97.
E. Data for SAC TECHNOLOGIES, INC. from 02/21/97 to 04/16/97 was provided by the client.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On July 17, 1996, the Company, with Tuschner & Company as its selling agent, completed a $900,000 private placement of its Common Stock at a per share price of $1.00 ($2.00 pre-split). One of the investors in this private placement was Thomas J. Schrade who purchased 15,000 shares of the Company's Common Stock.

            During 1996, the, Company contracted with Industrial Research Development, Inc. ("IR-D"), a company that was wholly owned by Richard T. Fiskum, to manufacture initial prototypes and pre-product optic assemblies. The Company purchased $21,434 of components parts from IR-D. During 1997, Mr. Fiskum sold his interest in IR-D. The Company continues to purchase optic assemblies from IR-D.

            During Mr. Fiskum's development of the Optic Technology in 1996, he purchased certain inventory and supplies totaling approximately $70,000. Mr. Fiskum believes these items could be used in the manufacture of products for Jasper Consulting, Inc. The Company and Mr. Fiskum have an understanding whereby if such inventory and supplies are needed by the Company, the Company will purchase such items from Mr. Fiskum at a fair price, as determined in good faith by the parties.

            In connection with its initial public offering in February of 1997, the Company adjusted the exercise price of a warrant issued to one of the lenders who participated in the Bridge Loan from $1.00 ($2.00 pre-split) to $3.00 ($6.00 pre-split).

            During March 1997, the Company entered into a five year employment agreement with Timothy N. Tracey, Chief Operating Officer. The agreement provides for an initial base salary of $167,000 and incentive payments. In the event of constructive termination, as defined, Mr. Tracey is entitled to one year severance pay as defined (two years in the case of a merger or acquisition). Additionally, the Company awarded Mr. Tracey a nonqualified stock option to purchase 260,000 (130,000 shares pre-split) shares of Common Stock at $3.22 ($6.43 pre-split) per share. The option vests five percent on June 30, 1997, and five percent each quarter thereafter, such that on March 31, 1998, twenty percent of such option is vested. The option vests twenty percent annually on March 31 thereafter. The option expires during March 2004. Mr. Tracey was terminated in October 1997.

            During April 1997, the Company hired Ronald A. Burgmeier as Vice President of Finance on an at will basis. The employment agreement calls for a base salary of $70,000. Additionally, the Company awarded a nonqualified stock option to purchase 40,000 shares of Common Stock (20,000 shares pre-split). The option vests five percent on July 16, 1997, and five percent each quarter thereafter, such that on April 16, 1998, twenty percent of such option is vested. The option vests twenty percent annually on April 16, thereafter. The option expires during April 2004.

            During October 1997, the Company awarded a nonqualfied stock option to purchase 45,833 shares of Common Stock to Lars T. Carlson, a non-employee director of the Company, at an exercise price per share of $10.75.

            During October 1997, the Company awarded a nonqualfied stock option to purchase 45,833 shares of Common Stock to Thomas J. Schrade, a non-employee director of the Company, at an exercise price per share of $10.75.

            Other than as listed above, the Company has not entered into any other material transactions with any of its officers, directors or affiliates. The Company or its affiliates will not engage in any future material transactions with its officers, directors or affiliates, unless the transactions are (i) on term no less favorable to the Company or its affiliates than those that are generally available from unaffiliated third parties, and (ii) ratified by a majority of independent outside members of the Company's Board of Directors who do not have an interest in the transactions.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (PROPOSAL 2 ON PROXY CARD)

            The Board of Directors of the Company has selected Divine, Scherzer & Brody, Ltd. to serve as independent auditors to the Company for the fiscal year ending December 31, 1998 and recommends that the shareholders of the Company appoint Divine, Scherzer & Brody, Ltd. as the Company's independent auditors. A representative of Divine, Scherzer & Brody, Ltd. is expected to be available by telephone and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders. If the appointment of Divine, Scherzer & Brody, Ltd. is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DIVINE, SCHERZER & BRODY, LTD. AS INDEPENDENT AUDITORS.


                    SHAREHOLDERS PROPOSALS AND OTHER MATTERS

            Any shareholder proposals for the Company's 1999 Annual Meeting anticipated to be held in the second quarter of 1999 must be received by the Company no later than January 1, 1999, in order to be included in the Company's proxy statement. The proposals also must comply with all applicable statutes and regulations. Such proposals should be directed to the attention of Ronald A. Burgmeier, SAC Technologies, Inc., 4620 S. Valley View Blvd., Suite A1, Las Vegas, NV 89103.

            The Company knows of no other business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person voting the proxies.

            If you have any questions with respect to the matters set forth in this Proxy Statement or the Annual Meeting, please do not hesitate to contact Barry M. Wendt, Chief Executive Officer, SAC Technologies, Inc., 4444 West 76th Street, Suite 600, Edina, Minnesota 55435.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Benedict A. Wittig
-----------------------------------
Benedict A. Wittig, Secretary

April 30, 1998

                             SAC TECHNOLOGIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 19, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry M. Wendt, Chief Executive Officer, and Richard T. Fiskum, President, or either of them acting in the absence of the other, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Common Stock of SAC Technologies, Inc., a Minnesota corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the The Orleans, 4500 West Tropicana Ave., Las Vegas, Nevada at 2:00 p.m. P.S.T., on June 19, 1998, and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.








             * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *
--------------------------------------------------------------------------------



                   SAC TECHNOLOGIES, INC. 1998 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:

    1 - BARRY M. WENDT        2 - RICHARD T. FISKUM      [ ] FOR all               [ ] WITHHOLD AUTHORITY
    3 - GARY E. WENDT         4 - BENEDICT A. WITTIG         nominees listed to        to vote for all
    5 - LARS T. CARLSON       6 - THOMAS J. SCHRADE          the left (except as       nominees listed
                                                             specified below).         to the left.

(Instructions: To withhold authority to vote for any
indicated nominee, write the number(s) of the nominee(s)
in the box provided to the right.)                         [_________________]


2. To ratify and confirm the appointment of Divine, Scherzer & Brody, Ltd. as the auditors for the Company for the fiscal year ending December 31, 1998.

             [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

3. To act upon such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

             [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN



Check appropriate box                Date____________   NO. OF SHARES
Indicate changes below:

Address Change?    [ ]  Name Change  [ ]



                                        ----------------------------------------



                                        ----------------------------------------
                                        SIGNATURE(S) IN BOX

                                        Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.